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                                                                   Exhibit 10.71
                              WAIVER AGREEMENT AND
                               FIRST AMENDMENT TO
                              IAT MULTIMEDIA, INC.
                       SERIES A 5% CONVERTIBLE DEBENTURE
                               DUE JUNE 19, 2001
                            FACE AMOUNT OF $3,000,000


         This Waiver Agreement and First Amendment (this "Amendment") to the IAT Multimedia, Inc., Series A 5% Convertible Debenture due June 19, 2001 (the "Debenture") is made this November 23, 1999 by and between IAT Multimedia, Inc. (the "Company") and JNC Opportunity Fund Ltd. ("JNC"). The parties hereto agree that this Amendment shall be affixed to the Debenture until its conversion hereunder.

         Capitalized terms not defined herein have the meanings ascribed to such terms in the Debenture.

         1. Remaining Principal Amount. The parties hereto acknowledge that the remaining principal amount under the Debenture is $2,848,000, plus interest, as of the date hereof.

         2. Waiver. The parties hereto agree that the consummation of the transactions (the "Transactions") contemplated by that certain Stock Purchase Agreement, dated as of November 3, 1999, by and between the Company and Gruppo Spigadoro N.V., for purposes of the Debenture shall not (i) be deemed to be a Change in Control or (ii) give rise to an Event of Default. JNC irrevocably waives any and all rights under said Debenture arising by virtue of the Transactions.

         3. Amendments to and Cancellation of the Debenture. In consideration of the foregoing waiver and other consideration the parties hereto agree that, effective upon the closing of the Transactions, the Debenture shall be converted into 2,451,745 shares of Common Stock (the "Issued Common Stock") in full satisfaction of the Company's obligations under the Debenture, including without limitation the Company's obligations to pay principal, interest and penalties, if any, under the Debenture. The Company's obligations under this Section 3 are conditioned upon the Debenture being delivered to the Company for cancellation on the date of conversion. In order to effect such conversion, the following section of the Debenture shall be amended, effective as of the moment immediately prior to such conversion, as follows:

         Section 4. Conversion. Section 4(a)(iv)(C) shall be amended such that the issuable Maximum shall be increased from 1,939,419 to 2,451,745 shares of Common Stock.

         4. Registration Rights. With respect to the Issued Common Stock, JNC shall have registration rights substantially similar to those set forth in the Registration Rights Agreement dated as of June 19, 1998 by and among the Company, JNC and JNC Strategic Fund Ltd. with respect to the Registrable Securities described therein. Such registration shall be

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accomplished on a Shelf Registration Statement, as described in Section 2 of such agreement, filed within ten (10) business days of the closing of the Transactions, provided however, that such time period may be extended if the Board of Directors of the Company, in its food faith discretion, determines that such filing would require the premature disclosure of any material corporate development involving the Company or any if its affiliates.

         5. Allocation of Consideration. The parties acknowledge that JNC may allocate the issued Common Stock among JNC, JNC Strategic Fund and such other funds as JNC shall determine in its discretion.

         6. Governing Law; Counterparts. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof. This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original, such counterparts, together, shall constitute one and the same agreement.

         7. Ratification of Debenture. In the event of a conflict between this Amendment and the Debenture, this Amendment shall control. Except as expressly amended hereby, the Debenture is all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company and JNC have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date written above.

                                         IAT MULTIMEDIA, INC.

                                         By: /s/ Jacob Agam
                                            -------------------------
                                         Name: Jacob Agam
                                         Title: Chairman & CEO


                                         JNC Opportunity Fund Ltd.

                                         BY: /s/ Neil Chau
                                            -------------------------
                                         NAME:  Neil Chau
                                         Title: Director